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            EXHIBIT (15)  LETTER RE: UNAUDITED FINANCIAL INFORMATION

Board of Directors and Shareholders
Park-Ohio Industries, Inc.

     We are aware of the incorporation by reference in the following Registration Statements of Park-Ohio Industries, Inc., for the registration of its common stock, of our report dated October 20, 1997 relating to the unaudited consolidated condensed interim financial statements of Park-Ohio Industries, Inc., which are included in its Form 10-Q for the quarter ended September 30, 1997.

                                                                                      SHARES
REGISTRATION STATEMENT                          DESCRIPTION                          REGISTERED
----------------------  -----------------------------------------------------------  ---------
Form S-3 (33-86054)     Convertible Senior Subordinated Debt                           363,094
Form S-8 (33-64420)     1992 Stock Option Plan                                         350,000
Form S-8 (33-01047)     Individual Account Retirement Plan                           1,500,000
Form S-8 (333-28407)    Amended and Restated 1992 Stock Option Plan and 1996 Non-      750,000
                        Employee Director Stock Option Plan

     Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                            /s/ ERNST & YOUNG LLP

October 31, 1997
Cleveland, Ohio

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